EXHIBIT 99.1
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                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT, dated as of April 1, 2002 (this "Agreement"), by
and  between  TREMOR   ENTERTAINMENT,   INC.,  a  California   corporation  (the
"Company"), and KARL FLOWERS, an individual (the "Consultant").

                              W I T N E S S E T H:
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        WHEREAS, the Company desires to engage the Consultant to provide certain services to the Company and the Consultant is willing to accept such engagement upon the terms and provisions, and subject to the conditions, hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Engagement; Services. The Company shall retain and engage the Consultant, on a part-time basis during the Term (as defined in Section 2 hereof), to provide the Company, upon the request of the Board of Directors of the Company from time to time, such consulting and advisory services with respect to product growth and strategic planning and the formulation of strategic alliances and business relationships and/or affiliations deemed appropriate and in line with the Company's business plans and objectives (the "Services").

        2. Term. Subject to earlier termination pursuant to Section 8 hereof, the term of this Agreement (as the same may be extended hereunder, the "Term") shall commence as of the date hereof and shall continue in effect until the first anniversary thereof, whereupon this Agreement shall automatically renew for successive one-year periods unless terminated by either party by written notice to the other party not less than thirty (30) days prior to the end of the then-existing Term, in which event this Agreement shall terminate as of the last day of the then-existing Term.

        3. Compensation. In consideration of the Services to be rendered during the Term by the Consultant hereunder, and provided the Services are performed to the Company's reasonable satisfaction, the Company will pay to the Consultant a consulting fee at the rate of Seventy-Two Thousand Dollars ($72,000) per annum, which fee shall be payable monthly during the Term (the "Fees").

        4. Expenses. The Company shall, upon presentation of receipts or other supporting documentation as the Company may reasonably require, pay or reimburse the Consultant for all out-of-pocket expenses reasonably incurred or paid by the Consultant in the performance of the Services.

        5. Stock Grant. As further consideration for his services to the Company during the Term, the Company agrees to issue to the Consultant, subject to the provisions of this Section 5, an aggregate of three hundred thousand (300,000) shares of the Company's common stock (the "Shares").

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        6.  Independent  Contractor.  At all times during the term  hereof,  the
Consultant shall be an independent contractor in providing consulting services hereunder, with the sole right to supervise, manage, operate, control and direct his performance incident to such consulting services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of principal/agent or otherwise create any fiduciary
duty  or  any  liability   whatsoever  of  either  party  with  respect  to  the
indebtedness, liabilities, obligations or actions of the other or any of their employees or agents, or any other person or entity.

        7. Representations and Warranties.
           ------------------------------

           (a) By the Consultant. The Consultant hereby represents and warrants to the Company as follows:

               (i) The Consultant has the capacity to execute, deliver and perform this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms, except as enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (ii) The execution, delivery and performance of this Agreement by the Consultant shall not: (A) violate, conflict with or constitute a breach of, or default under, any material agreement or other instrument binding upon the Consultant or to which he is a party; (B) violate or contravene any judgment, decree or order of any court or regulatory body binding upon the Consultant; or
(C) violate any law or regulation applicable to the Consultant.

               (iii) No filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any person or entity is required to be obtained by the Consultant in connection with its execution, delivery and performance of this Agreement.



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

           (b) By the Company. The Company hereby represents and warrants to the Consultant as follows:

               (i) The Company has the corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (ii) The execution, delivery and performance of this Agreement by the Company shall not: (A) violate or contravene any provision of the certificate of incorporation or by-laws of the Company; (B) violate, conflict with or constitute a breach of, or default under, any material agreement or other instrument binding upon the Company or to which it is a party; (C) violate or contravene any judgment, decree or order of any court or regulatory body binding upon the Company; or (D) violate any law or regulation applicable to the Company.

               (iii) No filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any person or entity is required to be obtained by the Consultant in connection with its execution, delivery and performance of this Agreement.

        8. Termination Provisions.
           -----------------------

           (a) Termination by the Company. The Company may terminate the Consultant's consultancy hereunder immediately upon written notice to the Consultant if any of the following shall occur:

               (i) any material breach by the Consultant of its obligations under this Agreement, which breach is not cured within fifteen (15) days written notice thereof delivered by the Company to the Consultant; or

               (ii) any material breach of any representation or warranty made by the Consultant in this Agreement.

        If this Agreement is terminated by the Company pursuant to this Section 8(a), the Company shall remain obligated to pay the Consultant (1) Fees for Services completed and properly billable to the Company through the date of termination as well as (2) expense reimbursements due and owing to the Consultant under Section 4 hereof.

           (b) Termination by the Consultant. The Consultant may terminate its consultancy hereunder immediately upon written notice to the Company if any of the following shall occur:



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

               (i) any material breach by the Company of its obligations under this Agreement, which breach is not cured within fifteen (15) days written notice thereof delivered by the Consultant to the Company;

               (ii) any material breach of any representation or warranty made by the Company in this Agreement; or

               (iii) the Company shall become party to any proceeding, whether voluntary or involuntary, seeking the dissolution, winding up or liquidation of the Company or substantially all of its assets, or seeking to have a trustee, receiver, conservator or like party appointed to take control over the Company or substantially all of its assets.

        If  the  Consultant's   consultancy   hereunder  is  terminated  by  the
Consultant pursuant to this Section 8(b), the Consultant shall have no further obligation to provide the Services to the Company.

        9. Return of Materials. Upon a termination of the Consultant's consultancy hereunder for any reason, the Consultant shall promptly deliver to the Company all property belonging to or administered by the Company, including, without limitation, all documents, manuals, customer, supplier, product and proprietary lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses, reports, marketing materials, equipment, tools and devices, including all copies or reproductions of the same. The Consultant further agrees that he shall not make or retain any copy or extract from such materials.

        10. Confidentiality. The Consultant agrees and acknowledges that he may receive Confidential Information (as defined below) from or regarding the Company. The Consultant acknowledges and agrees that the Confidential Information is valuable, special and unique to the Company's business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. The Consultant further acknowledges that any use by him of the Confidential Information other than in strict accordance with the terms of this Agreement would be wrongful and would cause the Company irreparable injury. Based on the foregoing, the Consultant agrees, at all times both during and after the expiration or termination of the Consultant's consultancy hereunder:

               (i) to keep any and all Confidential Information in trust for the sole use and benefit of the Company;

               (ii) that, except as required by applicable law or as authorized in writing by the Company, the Consultant will not use or disclose to third parties, directly or indirectly, any Confidential Information; and

               (iii) to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the sole use and benefit of the Company.

        For purposes of this Section 10, "Confidential Information" means any and all information developed by or for the Company of which the Consultant gains or has acquired


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

knowledge during or prior to the term of this Agreement that is (i) not generally known in any industry in which the Company is or may become engaged or
(ii) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning marketing and sales methods, concepts, materials, products, processes, procedures, formulae, compounds, formulations, models, innovations, discoveries, improvements, inventions, protocols, computer programs, records, data, know-how, techniques, designs, machinery, devices, research and development projects, data, preparations, business forms, strategies, plans for development of products, services or expansion into new areas or markets, internal operations, product price lists, forecasts, projections, financial information (including the revenues, costs or profits associated with the products of the Company) and any other trade secrets and proprietary information of any type owned by or pertaining to the Company, together with all written, graphic, facsimile, encoded, recorded and other materials relating to all or any part of the same.

        11. Taxes. The Consultant shall indemnify and hold the Company harmless from and against any and all taxes payable by the Company, including interest and penalties, on or in respect of any payments made to the Consultant by the Company.

        12. Indemnification of the Consultant. Provided that the Consultant is then in compliance with his obligations hereunder, the Company shall indemnify the Consultant from and against any losses, costs, damages and judgments, and will reimburse the Consultant for all fees and expenses (including the reasonable fees and expenses of counsel), except as otherwise provided below, in connection with any action, suit or proceeding to which the Consultant may be made a party by reason of actions taken by the Consultant in the course of performing the Services, other than any such action, suit or proceeding arising out of the Consultant's gross negligence or willful misconduct. The Company shall have the right to assume, with legal counsel of its choice, the defense of the Consultant in any such action, suit or proceeding for which the Company is providing indemnification to the Consultant. Should the Consultant determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Consultant.

        13. Assignment. Neither this Agreement nor any right or interest hereunder may be assigned by either party hereto without the prior written consent of the other party; provided that this Agreement may be assigned by the Company to any successor of the Company as a result of the Company's merger, consolidation or similar transaction or the sale of all or substantially all of its assets. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, legal representatives and permitted successors and assigns.

        14. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission,


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

on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

               (i) If to the Company:

                   Tremor Entertainment, Inc.
                   2621 West Empire Avenue
                   Burbank, California 91504
                   Attention: Ms. Karen Benson
                   Fax No.: (561) 392-8455

                   with a copy to:

                   Jenkens & Gilchrist Parker Chapin LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, New York 10174
                   Attention: Martin Eric Weisberg, Esq.
                   Fax No.: (212) 704-6288

               (ii) If to the Consultant:

                   Mr. Karl Flowers
                   14014 Moorpark St., Apt. 301
                   Sherman Oaks, CA 91423
                   Fax No.: (818) 990-1521

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

        15. Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiations of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

        16. Entire Agreement. This Agreement, including any instruments and other documents delivered pursuant to this Agreement, contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) between the parties with respect to such subject matter.



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        17.  Severability.  The parties  agree that should any provision of this
Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering illegal or
unenforceable  the  remaining   provisions  hereof,  and  any  such  invalidity,
illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

        18. Waiver. Any waiver by a party hereto, of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in
Section 14. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

        19. Amendments. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

        20. Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when all counterparts shall have been executed and delivered by the parties.


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        IN WITNESS WHEREOF,  the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                        TREMOR ENTERTAINMENT, INC.



                                        By:  /s/ Steve Oshinsky
                                           -------------------------------------
                                            Name:  Steve Oshinsky
                                            Title:  Chief Executive Officer


                                            /s/ Karl Flowers
                                           -------------------------------------
                                           KARL FLOWERS










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